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                                                                   EXHIBIT 4.3.3




               SECOND AMENDMENT TO REGISTRATION RIGHTS AGREEMENT


         This Second Amendment to Registration Rights Agreement ("Amendment") is made as of April 21, 1993, by and between E-Z Serve Corporation, a Delaware Corporation (the "Company"), Phemus Corporation, a Massachusetts corporation ("Phemus"), Intercontinental Mining & Resources Incorporated, a British Virgin Islands corporation ("IMR"), and Quadrant Capital Corp., a Delaware corporation, formerly named Intercontinental Mining & Resources Limited ("QCC"). Phemus, IMR and QCC are referred to herein together as the "Investors."

         WHEREAS, the Company and the Investors entered into that certain Registration Rights Agreement dated as of March 25, 1992, as amended on July 31, 1992 (the "Agreement");

         WHEREAS, the Company has issued to Phemus and IMR 105,820 and 94,180 shares, respectively, of the Company's Series F Convertible Preferred Stock, par value $0.01 per share (the "Series F Preferred") and the shares of Series F Preferred are convertible into shares of the Company's common stock, par value $0.01 per share ("Common Stock");

         WHEREAS, the parties desire to amend the Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1. Section 1.1(b) of the Agreement is hereby amended in its entirety to be as follows:

                 (b) The term "Registrable Securities" means (1) the Common Stock issued or issuable upon the conversion of the Shares, (2) the Common Stock issued or issuable upon the conversion of the Series D Preferred which is issued or issuable upon the exercise of the D Warrants, (3) the Common Stock issued or issuable pursuant to the D Warrants, (4) the Common Stock issued or issuable upon
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         the conversion of the shares of the Company's Series F Convertible
         Preferred Stock issued to Phemus Corporation and Intercontinental Mining & Resources Incorporated on April 20, 1993, (5) the Common Stock issued or issuable upon the exercise of the warrants issued to Phemus Corporation and Intercontinental Mining & Resources Incorporated on April 20, 1993, and (6) any Common Stock of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such securities described in (1), (2), (3), (4) or (5) of this paragraph; provided, however, that any shares previously sold to the public pursuant to a registered public offering or pursuant to an exemption from the registration requirements of the 1933 Act shall cease to be Registrable Securities;

Except as expressly amended herein, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

                          E-Z SERVE CORPORATION

                          By:   /s/ John T. Miller
                             --------------------------------
                          Name: John T. Miller
                          Title: Senior Vice President


                          PHEMUS CORPORATION

                          By: /s/ Michael Eisenson
                             --------------------------------
                          Name: Michael Eisenson


                          By:
                             --------------------------------
                          Name:
                               ------------------------------




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                          QUADRANT CAPITAL CORP.

                          By: /s/ John Schoemer
                             --------------------------------
                          Name: John Schoemer
                          Title: Vice President


                          INTERCONTINENTAL MINING & RESOURCES INCORPORATED

                          By: /s/ John Schoemer
                             --------------------------------
                          Name: John Schoemer
                          Title: Attorney-in-Fact







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